AUBURN NATIONAL

BANCORPORATION,

INC. AND SUBSIDIARIES
Exhibit 23.1 Consent of Independent Registered Public Accounting

Firm
We

consent

to

the

incorporation

by

reference

in

the

Registration

Statement

No.

333-283711

on

Form

S-8

and

the
Registration Statement No. 333-03516

on Form S-3 of Auburn

National Bancorporation, Inc. of

our report dated March

11,
2025, relating

to the

consolidated financial

statements of

Auburn National

Bancorporation, Inc.

and Subsidiary,

appearing
in

the

Annual

Report

to

Stockholders,

which

is

incorporated

in

this

Annual

Report

on

Form

10-K

of

Auburn

National
Bancorporation, Inc. for the year ended December

31, 2024.

/s/ Elliott Davis, LLC
Greenville, South Carolina
March 11, 2025